Exhibit 10.10

ONCE UPON A FARM, PBC

THIRD AMENDMENT TO THE

2021 OMNIBUS INCENTIVE PLAN

Once Upon a Farm, PBC, a Delaware public benefit corporation (the “Corporation”) has on the dates set forth below adopted this Second Amendment (this “Amendment”) to the 2021 Omnibus Incentive Plan of the Corporation, as amended (the “Plan”).

1. Amendment to Section 3(a) of the Plan. Section 3(a) of the Plan is deleted in its entirety and replaced with the following:

Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 319,015 Shares. Subject to the provisions of Section 10 below, any increase to the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be subject to stockholder approval. The Shares may be authorized, but unissued, or reacquired Common Stock.

2. Miscellaneous.

(a) Except as expressly amended hereby, the Plan shall remain in full force and effect and is hereby ratified and confirmed in all respects.

This Amendment shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.

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I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of the Corporation on December 26, 2024, and approved by the shareholders of the Corporation on December 26, 2024.

/s/ Cassandra Curtis
Cassandra Curtis, Secretary

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